SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 28, 2005

                            ProAssurance Corporation
             (Exact name of registrant as specified in its charter)

Delaware                            001-16533                 63-1261433
(State of Incorporation)       (Commission File No.)    (IRS Employer I.D. No.)


100 Brookwood Place, Birmingham, Alabama            35209
(Address of Principal Executive Office )            (Zip code)

       Registrant's telephone number, including area code: (205) 877-4400



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Item 7.01     Regulation FD Disclosure

     On February 28, 2005 ProAssurance Corporation announced that has entered into an agreement that provides for NCRIC Group to be merged into ProAssurance in a proposed $69.6 million, all-stock transaction which values NCRIC at $10.10 per share based on the closing price of ProAssurance common stock on Friday, February 25, 2005.

     Under the terms of the agreement each holder of common stock of NCRIC will have the right to receive 0.25 of a share of ProAssurance common stock for each share of NCRIC common stock. This exchange ratio is subject to adjustment in the event that the market price of the ProAssurance stock prior to the closing either exceeds $44 or is less than $36 such that the exchange ratio would then be adjusted such that the value per NCRIC share would neither exceed $11 nor be less than $9, respectively. The transaction is subject to required regulatory approvals and a vote of NCRIC stockholders and is expected to close early in the third quarter of 2005.

     The proposed transaction would add $87.2 million in gross written premiums to ProAssurance's Professional Liability segment and increase ProAssurance's assets by $292.9 million, based on NCRIC's unaudited 2004 results. NCRIC's stockholders' equity is $72.0 and its tangible stockholders' equity is $64.7 million. ProAssurance expects the transaction to be accretive to book value per share in 2005. The transaction should also be accretive to earnings per share and will be accounted for under the rules of purchase accounting.

     The proposed transaction will be submitted to NCRIC Group's stockholders for their consideration. ProAssurance and NCRIC Group will file with the SEC a registration statement and a proxy statement/prospectus and other relevant documents concerning the proposed transaction. Stockholders of NCRIC Group are urged to read the registration statement and the proxy statement/prospectus when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, as they will contain important information. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about ProAssurance and NCRIC Group, at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can be obtained, without charge, by directing a request to Frank B. O'Neil, Senior Vice President, Corporate Communications, ProAssurance Corporation, 100 Brookwood Place, Birmingham, Alabama 35209, tel: (205) 877-4461 or to Eric Anderson, Senior Vice President, Investor Relations, NCRIC Group, Inc., 1115 30th Street, N.W., Washington, D.C. 20007, tel: (202) 969-3102.

     NCRIC Group, Inc. and its respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of NCRIC Group in connection with the merger. Information about the directors and executive officers of NCRIC Group and their ownership of NCRIC



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Group common stock is set forth in the proxy statement, dated April 2, 2004, for
NCRIC Group's 2004 annual meeting of stockholders, as filed with the SEC.

     A copy of the news release issued by ProAssurance disclosing the proposed transaction is attached as Exhibit 99.1 to this report and is incorporated into this Item 7.01 by reference.


Item 9.01 Financial Statements and Exhibits

     Exhibit 99.1 - News release dated February 28, 2005


We are furnishing the exhbit to this Form 8-K in accordance with item 7.01, Regulation FD Disclosure. The exhibit shall not be deemed to be "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 28, 2005


                                        PROASSURANCE CORPORATION


                                        By:/s/ Howard H. Friedman
                                           -----------------------------------
                                           Howard H. Friedman
                                           Chief Financial Officer



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